LOAN AGREEMENT

     LOAN AGREEMENT dated as of December 31, 1996 by and between Network Imaging Corporation a corporation duly organized and validly existing under the laws of the State of Delaware, (the "Borrower") and Fred Kassner, with an address at 69 Spring Street, Ramsey, New Jersey 07446 (the "Lender").

                              W I T N E S S E T H:

     WHEREAS, the Borrower has requested the Lender to make loans to the Borrower from time to time pursuant to a credit facility in an aggregate principal amount not to exceed $5,000,000; and

     WHEREAS, the Borrower wishes to make use of the aforesaid credit facilities for the purchase of the Borrower's Series F Preferred Stock; and

     WHEREAS, the Lender is willing to extend commitments to make loans pursuant to the credit facility to the Borrower solely for the purpose specified above and on the terms and subject to the conditions set forth herein; and

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, and the grant of a security interest by the Borrower in the Collateral (as hereinafter defined) for the benefit of the Lender, and the other security to be provided to the Lender, the parties hereto hereby agree as follows:

     Section 1. Definitions.

     1.1 Specific Definitions: As used herein, the following terms shall have the following respective meanings:

     "Advance Date": the Business Day on which the Borrower in their notice to the Lender request that the Lender make a Loan Advance.


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     "Affiliate": as applied to any Person, (a) a spouse of such Person; (b) any relative (by blood, adoption or marriage) of such Person within the third degree; (c) any member, director or executive officer of such Person; (d) any corporation, association, firm or other entity of which such Person, spouse or relative is a member, director or executive officer; and (e) any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person, spouse or relative.

     "Agreement": this Agreement, as amended from time to time, and after giving effect to all waivers and departures from the terms thereof that have been consented to but only, in the case of each such amendment, waiver or consent, to the extent it complies with the provisions of Section 8.6 hereof.

     "Amount  of  the  Credit   Facility   Commitment":   at  the  time  of  any
determination, $5,000,000 in aggregate maximum principal amount which the Lender under its Credit Facility Commitment is obligated to lend to the Borrowers.

     "Applicable Margin": means in the case of the Credit Facility Note two percent (2%) per annum.

     "Borrowing Request":  the written notice of and request by the Borrowers to
the  Lender  for  a  Loan  Advance   under  the  Credit   Facility   Commitment,
substantially in the form of Exhibit A hereto.

     "Business Day": any day other than a Saturday, Sunday or other day on which lenders in New York City are authorized to close.

     "Closing":  the  consummation of the  transactions  contemplated by Section
6.1.

     "Closing Date": the Business Day on which the Initial Funding is made.


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     "Code":  the Internal  Revenue Code of 1986,  together with all  amendments from time to time thereto.

     "Collateral": all of Borrowers now owned or hereafter acquired accounts receivable, as fully set forth in Section 2.11(a) hereof and in a Collateral Security Agreement being executed simultaneously herewith, the terms of which are hereby incorporated herein by reference.

     "Collateral Security Agreement": as such term is defined in Section 2.11(a) hereof.

     "Collateral Security Documents": any and all instruments, documents, assignments, mortgages, leasehold mortgages, agreements, financing statements, certificates and other writings delivered to the Lender by the Borrowers to secure the Obligations of the Borrowers under this Agreement, the Note or any other Loan Documents.

     "Control": the power to exercise control or a controlling influence over the management or policies of any Person, unless such power is solely the result of an official position with any such Person. Any Person who owns beneficially, either directly or through one or more controlled companies, more than 5% of the voting securities of a company or other entity shall be presumed to control such company or entity.

     "Control Person": any Person that has control over another Person.

     "Credit Facility Commitment": the obligation of the Lender to make Loan Advances to the Borrower under Section 2.1 (a) hereof in an aggregate amount not to exceed $5,000,000.00 subject to termination or reduction from time to time in accordance with Section 2.1(d) or (e) hereof.

     "Credit Facility Commitment Termination Date": September 30, 1998.

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     "Credit  Facility  Loan  Advance":  a Loan  Advance  made  under the Credit
Facility Commitment.

     "Credit Facility Note": as such term is defined in Section 2.1(b) hereof.

     "ERISA": the Employee Retirement Income Security Act of 1974, together with all amendments from time to time thereto.

     "ERISA Affiliate": any trade or business (whether or not incorporated) which is under common control with the Borrowers within the meaning of the regulations promulgated under Section 414 of the Code, including, without limitation, all Subsidiaries.

     "Event of Default": as such term is defined in Section 7.1

     "Generally accepted accounting principles": shall mean, as of the date of any determination with respect thereto, generally accepted accounting principles, as used by the Financial Accounting Standards Board and/or the American Institute of Certified Public Accountants, consistently applied and maintained through the periods indicated.

     "Immediately Available Funds": funds with good value on the day and in the city in which payment is received.

     "Indebtedness": with respect to any Person at any time without duplication:
(a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(c) all obligations of such Person upon which interest charges are customarily paid (other than accounts payable on normal payment terms to suppliers incurred in the ordinary course of business), (d) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (e) all capitalized lease obligations of such Person,
(f) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than accounts payable on normal payment terms to suppliers incurred in the ordinary course of business), (g) all obligations of others secured by any Lien on property owned or acquired by such Person,

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


whether or not the obligation secured thereby has been assumed and (h) all guaranties by such Person of Indebtedness of others.

     "Initial Funding": the initial Loan Advance under the Credit Facility Commitment.

     "Lien": any security interest, mortgage, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument, in, of or on any of the assets or properties of Borrowers, now owned or hereafter acquired, whether arising by agreement or operation of law.

     "Loan Advance" or "Loan Advances" or "Advance": a loan or loans under the Credit Facility Commitment.

     "Loan" or "Loans": an amount or amounts advanced pursuant to Section 2.1 hereof. "Credit Facility Loan" or "Credit Facility Loans," a Loan or Loans made pursuant to the Credit Facility Commitment.

     "Loan Documents": this Agreement and all agreements, instruments and documents heretofore, herewith or hereafter executed and delivered by Borrower, together with any powers of attorney, consents, assignments, contracts, notices, financing statements and any and all other agreements or writings pursuant to or in aid of any of the foregoing.

     "Maturity Date": means the Credit Facility Commitment Termination Date.

     "Note": the Credit Facility Note.

     "Obligations": all of the Borrower's obligations, liabilities and indebtedness of any and every kind and nature, whether heretofore, now or hereafter owing, arising, due or payable and howsoever evidenced, created, incurred, acquired, or owing, whether primary, secondary, direct, indirect, contingent, fixed or otherwise and whether arising or existing under written agreement, oral agreement or operation of law under, with respect to or in connection with this Agreement, the Note and the other Loan Documents.

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


     "Person" any natural person, corporation, partnership, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

     "Prime Rate": shall mean, as determined on a daily basis, the rate per annum established by First Union Bank, N.A. in Paramus, New Jersey from time to time as the reference rate for short-term commercial loans in Dollars to domestic corporate borrowers.

     "Responsible Officer": the chairman, the president, or any vice president of any Person or with respect to financial matters, the chief financial officer of such Person.

     "Payments": with respect to Borrower or any Subsidiary of a Borrower, collectively, all dividends or other distributions of any nature (cash, securities, assets or otherwise), and all payments on any class of any equity securities (including, without limitation, warrants, options or rights therefor) issued by such Borrower, whether such securities are now or may hereafter be authorized or outstanding any payment by such Borrower or such Subsidiary of a Borrower on account of the purchase, redemption or retirement of any equity securities (including, without limitation, warrants, options or rights therefor) issued by it and any distribution in respect of any of the foregoing, whether directly or indirectly.

     "SEC": the Securities and Exchange Commission.

     "Subsidiary": any corporation of which a majority of the capital stock having ordinary voting power for the election of directors is owned by either Borrower, either directly or through one or more Subsidiaries, or any partnership or joint venture in which such Borrower or any Subsidiary is a general partner.

     "Unmatured Event of Default": any event which with the lapse of time, determination by the Lender or written notice to Borrowers, or any combination of the foregoing, would constitute an Event of Default.

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


     "Unused Amount of the Credit Facility Commitment": at the time of any determination, the amount by which the Amount of the Credit Facility Commitment of the Lender in effect at the time of such determination exceeds the outstanding unpaid principal balance of the Credit Facility Note.

     1.2 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made and all financial statements and certificates and reports as to financial matters required to be delivered hereunder shall be prepared in accordance with United States generally accepted accounting principles consistently applied.

     1.3 Principles of Construction. In this Agreement, the singular includes the plural and the plural the singular; words imparting any gender include the other gender; references to "Sections" shall be sections of this Agreement unless otherwise specifically provided; and references to Persons include their permitted successors and assigns.

     Section 2. The Credit.

     2.1 Credit Facility Commitment.

     (a) Amount; Lender's Obligation to Make Certain Loan Advances. Upon the terms and subject to the conditions of this Agreement, the Lender will lend to the Borrower during the period commencing on and after the Closing Date to the earlier of the Credit Facility Commitment Termination Date or the date on which the Credit Facility Commitment shall be terminated in accordance with the terms hereof, as provided herein, in such amounts and at such times as the Borrower shall request, up to but not exceeding the Amount of the Credit Facility Commitment in aggregate principal amount at any one time outstanding.

     (b) Credit Facility Note. Loan Advances made by the Lender under its Credit Facility Commitment to the Borrower shall be evidenced by a promissory note of the Borrower in the form of

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


Exhibit B hereto (the "Credit Facility Note"), dated the Closing Date, payable by the Borrower, to the order of the Lender in the amount of the Credit Facility Commitment as originally in effect and otherwise duly completed. The aggregate amount of all Loan Advances made by the Lender under its Credit Facility Commitment less all payments of principal thereof shall be the principal amount owing and unpaid on the Credit Facility Note payable to the order of such Lender. The amount and date of each Loan and all payments made on account of the principal thereof, shall be endorsed by the Lender on the Schedule attached to the Note or any continuation thereof.

     (c) Interest Payable on Credit Facility Note. The Borrower will pay the Lender interest on the outstanding unpaid principal amount of the Credit Facility Note for the period commencing on the date the initial Loan Advance hereunder is made until the Credit Facility Note shall have been paid in full at a per annum rate equal to the Prime Rate from time to time in effect, as adjusted automatically on and as of the effective date of any change in the Prime Rate. Such interest, accrued through the last calendar day of each month on the Credit Facility Note, shall be payable monthly in arrears on the first day of each month that this Agreement is in effect.

     (d) Mandatory and Permitted Principal Payments of the Credit Facility Note. Subject to Section 7.2 hereof,

          (i)  Mandatory  Payments.  On  the  earlier  of  the  Credit  Facility
     Commitment Termination Date or the date on which the Credit Facility Commitment shall be terminated in accordance with the terms hereof, the Borrower shall pay to the Lender the entire unpaid principal balance of the Credit Facility Note, together with all accrued and unpaid interest on the principal balance.

          (ii) Mandatory Reduction of Credit Facility Commitment. Upon the exercise of any Network Imaging Corporation warrants (provided that the proceeds of such exercise exceeds $50,000) now outstanding or hereafter issued by Borrower, a prepayment in the net amount received by Borrower shall be applied to reduce the amount of the Credit Facility Note; and upon the sale of Dorotech, S.A., a prepayment in the amount of the Loan then-outstanding shall be applied to reduce the amount of the Credit Facility Note.

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


          (iii) Permitted Voluntary Repayments. The Borrower shall have the right voluntarily to repay the Credit Facility Note of the Borrower from time to time in whole or in part, on three (3) Business Days' notice to the Lender; provided that each such partial prepayment shall be in the minimum aggregate amount of $250,000.00 together with accrued interest on the amount so prepaid through the date of such prepayment. Such monies shall be paid to the Lender in accordance with the provisions of Section 2.8 hereof.

     2.3 Manner of Requesting Under the Commitments.

     (a) Borrowings Under the Credit Facility Commitment. The Borrower shall give written notice to the Lender of each request for Loan Advances under the Credit Facility Commitment to be made subsequent to the Closing Date not later than 10:00 a.m. (New York time) five (5) Business Days prior to the Advance Date. Each request for Loan Advances under the Credit Facility Commitment shall be in the minimum aggregate principal amount of $50,000.00. Each request for a borrowing hereunder shall be made by delivering a Borrowing Request to the Lender. Subject to compliance with the terms and conditions of this Agreement, including, without limitation, those contained in Sections 6.1 and 6.3(a) hereof, the Lender will make the requested Loan Advance. Subject to the foregoing, the Lender shall make available the proceeds of all Loan Advances requested by the Borrowers by delivery of a check to Borrowers, subject to collection, no later than 2:00 p.m. (New York time) on the relevant Advance Date to such account(s) at such banks(s) as the Borrowers shall designate.

     (b) Loan Advances for Interest and Fees and Required Principal Payments. The Lender is irrevocably authorized at its option to make Loan Advances under the Credit Facility Commitment, and to remit the proceeds thereof to itself as and for payment of any interest, fees, principal payments, or other compensation or reimbursement as may become due to the Lender under the terms of this Agreement or the other Loan Documents; provided, however, that a Loan Advance for payment of any interest on the Credit Facility Note shall not be made earlier than the day after such payment is due under such Note. In the event that Lender makes such Loan Advances, Lender shall inform Borrower in writing at least two days in advance of such Loan Advance.

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     2.4 Default  Interest.  If all or any part of the  principal or interest on the Note or any fees or other amounts payable to the Lender hereunder or under any of the other Loan Documents shall not be paid when due, whether by acceleration of maturity or otherwise, such past due principal amount, past due interest amount and past due fees, to the extent permitted by applicable law, shall bear interest until such past due amount shall be paid in full at a per annum rate of two percent (2%) above the rate of interest borne by the Note evidencing such past due principal amount or on which such interest amount was past due and, in the case of any past due fees, at a rate of two percent (2%) above the rate of interest borne by the Credit Facility Note for the period during which the same remained unpaid. All such interest shall be payable immediately.

     2.6 Intentionally deleted.

     2.7 Use of Proceeds of Loan Advances. The proceeds of the Loan shall be used for the purchase of Borrower's Series F Preferred Stock.

     2.8 Payments. All payments and prepayments by the Borrowers of principal or interest on the Note, and all fees, charges, expenses and other obligations under any Loan Document payable to the Lender shall be made in Immediately Available Funds not later than 1:00 p.m. (New York time) on the dates called for under any Loan Document at the main office of the Lender's branch of First Union Bank, N.A., ABA number: 031201467, account number: 002300399-5; provided, that the Borrower shall notify the Lender not later than 1:00 p.m. (New York time) on any date on which a payment by the Borrower will be after 11:00 a.m. (New York time). Funds received after 11:00 a.m. (New York time) shall be deemed to have been received by the Lender on the next Business Day. Funds received after 11:00 a.m. also shall be deemed to have been received by the Lender on the next Business Day if the Borrower fail to provide the notice to the Lender required by this Section 2.8. If any payment of principal or interest on the Note, or any fee payable hereunder, becomes due and payable on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of any interest and fees on such principal payment. All payments and prepayments shall be applied first to unpaid and owing fees, expenses and other obligations of the Borrower under

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this  Agreement  and the Note (other than  principal  and  interest),  second to accrued and unpaid and owing interest and last to principal.

     2.9 Computations. Interest on the Note (and any other amounts payable by the Borrower to the Lender hereunder) shall be computed on the basis of actual days elapsed and a year of 365 days. If any interest payment or other charge or fee payable hereunder exceeds the maximum amount then permitted by applicable law, the Borrower shall be obligated to pay the maximum amount then permitted by applicable law and the Borrower shall continue to pay the maximum amount from time to time permitted by applicable law until all such interest payments and other charges and fees otherwise due hereunder (in the absence of such restraint imposed by applicable law) have been paid in full.

     2.11 Grant of Security Interest by the Borrower. In consideration of the Loans to be made hereunder, the Borrower hereby agrees as follows:

     (a) Grant of Security Interest. To secure the payment and performance of the Borrower's Obligations hereunder and under each of the other Loan Documents, Borrower hereby sells, assigns, conveys, mortgages, pledges, hypothecates, transfers and grants to the Lender, for the benefit of the Lender, its successors, assigns and endorsees, and any other holders of Indebtedness hereunder, a continuing valid, enforceable, first priority Lien upon and perfected security interest in and to all of the accounts receivable, now owned or hereafter acquired by the Borrowers, and wheresoever located, all accessions and additions to, substitutions for, and replacements and products of any of the foregoing properties and interests in property, together with all cash collections from, and all other cash and non-cash proceeds of, any of the foregoing, (the "Collateral") as more fully set forth in a Collateral Security
Agreement   executed   simultaneously   herewith   (the   "Collateral   Security
Agreement").

     (b) Financing Statements. Prior to the execution of this Agreement, Borrower shall have executed and delivered to the Lender, and at any time or times hereafter at the request of the Lender, each Borrower shall execute and deliver, all financing statements, amendments thereto or other documents (and pay the cost of filing or recording the same in all public offices deemed necessary by the Lender), as the Lender may reasonably request,

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in a form  reasonably  satisfactory  to the Lender,  to perfect and maintain the security interests in the Collateral granted by such Borrower to the Lender or otherwise to protect and preserve the Collateral and the security interests therein or to enforce the security interests of the Lender and the holders of the Note in the Collateral. Should Borrower fail to do so, the Lender is authorized to sign any such financing statements or other documents as such Borrower's agent. Borrower further agrees that a carbon, photocopy or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. Borrower shall make appropriate entries upon its books and records disclosing the Lender's Liens in the Collateral. Borrower shall immediately notify the Lender of any loss in the value of the Collateral or any part thereof in the amount of $100,000 in any single instance or in the aggregate.

     Section 3. Representations and Warranties. Borrower represents and warrants that:

     3.1 Organization, Standing, etc. Borrower is a corporation duly organized and validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite power and authority to carry on its business as now conducted, to execute and deliver the Loan Documents executed and delivered by it and to perform all of its obligations under each and all of the foregoing. Borrower is duly qualified and in good standing and is duly authorized to do business as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or the business conducted by it makes such qualification necessary. All such jurisdictions are listed in
Schedule 3.1.

     3.2 Validity. The Loan Documents to which Borrower is a party constitute the legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their terms. The Collateral Security Documents are effective to create a valid first priority perfected security interest in Borrower's Collateral for the benefit of the Lender. The execution, delivery and performance of the Loan Documents by Borrower and the borrowing of moneys hereunder and under the Notes by Borrower and the execution and delivery of any Loan Documents, are within its corporate powers, have been duly authorized in each case by all necessary corporate action, as applicable (including any necessary shareholder approvals and any shareholder approvals required by the terms hereof), do not and

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will not violate,  contravene or conflict with any provision of their respective articles or certificates of incorporation or bylaws or any statute, law, rule or regulation, will not result in the breach of or constitute a default under any document, agreement, contract, license, lease, franchise, permit, indenture or instrument to which Borrower is party or by which Borrower or its respective properties may be bound, and will not, except as contemplated in this Agreement, result in the imposition of any Lien upon any property of Borrower under any existing indenture, mortgage, deed of trust, loan or credit agreement or any other agreement, contract, lease, license, franchise, permit, indenture or instrument by which Borrower is bound or to which Borrower is a party.

     3.3 Capitalization; Subsidiaries. Schedule 3.3 correctly sets forth as to Borrower its name, the jurisdiction of its incorporation, its authorized, issued and outstanding capital stock, and any options, warrants or other rights with respect to such capital stock, the total number of such person(s) (and, on thirty days prior request of Lender at any time during the term of the Credit Facility, Borrower will provide the name of such person(s) if more than one the name of each such Person) owning or holding, or owning any rights to acquire, rights to acquire any common stock or other capital stock of the percentage of its common stock and/or other class of capital stock or any partnership interest in, which is owned directly or indirectly by each such person and sets forth each limited partnership in which Borrower is a limited partner and the percentage of its interest therein. Except as set forth on Schedule 3.3, Borrower has no Subsidiaries, and neither Borrower nor any Subsidiary of such Borrower owns any shares of capital stock or any general or limited partnership interest in any other Person. All outstanding shares of capital stock of Borrower and each Subsidiary of Borrower are validly existing, fully paid and non-assessable, and the issuance and sale thereof have been made in compliance with, in all material respects, applicable federal and state securities laws, and, with the exception of Dorotech, S.A. in the case of shares of capital stock of each Subsidiary of either Borrower, are owned by the Borrower free and clear of any liens, encumbrances or other restrictions. Each Subsidiary of a Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the necessary power and authority to carry on its business as now conducted or as proposed to be conducted as contemplated herein and to execute and deliver the Loan Documents executed and delivered by it and to perform all of its obligations and the transactions contemplated thereby under each and all of the foregoing. Each Subsidiary of the Borrower is duly qualified and in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction listed on Schedule 3.1, which jurisdictions are the only jurisdictions in which the character of the properties owned or leased by such Subsidiary, as the case may be, or the business conducted or proposed to be conducted by it makes such qualification necessary.

     3.4 Consents and Authorizations. Except for the approvals, authorizations, filings, permits, registrations and consents listed on Schedule 3.4, no consent, license, permit, approval, authorization of, or registration, declaration or filing with, any governmental authority or any other Person or entity (including, without limitation, any lessor under the Leases) is required on the part of Borrower or any Subsidiary of Borrower in connection with (1) the execution and delivery of any of the Loan Documents, or the performance of or compliance with the terms, provisions or conditions hereof or thereof or of any of the Collateral Security Documents or the transactions contemplated by any of them, or (2) the products that Borrower or any Subsidiary of a Borrower processes or sells or the services each performs or their respective properties.

     3.5 Compliance with Law. Borrower is in compliance with in all respects and none is in violation of or subject to any liability (contingent or otherwise) on account of any law, including, without limitation, any constitution, statute, treaty, regulation, rule, ordinance, order, writ, injunction or decree (including, but not limited to, ERISA, the Code, any applicable occupational and health or safety law, environmental protection law, or hazardous waste or toxic substances management, handling or disposal law, municipal or state health code and including, but not limited to (a) any restrictions, specifications or requirements pertaining to products that Borrower manufactures, processes or sells or pertaining to the services Borrower performs, (b) the conduct of Borrower's businesses and (c) the use, maintenance or operation of the real and personal properties owned or possessed by Borrower, except for violations which individually or in the aggregate do not have any adverse effect on the ability of Borrower to perform its obligations hereunder, the other Loan Documents, the transactions contemplated hereby or thereby, or on the business, existing, ongoing or proposed operations or the financial condition of Borrower. Borrower is current and in good standing with respect to, all governmental (including municipal) approvals, permits, certificates, filings, licenses, inspections, consents and franchises necessary to continue to conduct its business and to own or lease and operate its properties as heretofore, or as contemplated to be conducted, owned, leased or operated by Borrower and any Subsidiary of a Borrower, as the case may be, or to perform its obligations hereunder or under the other Loan Documents. There are no claims, investigations, litigation, administrative proceedings whether pending or, to Borrower's knowledge, threatened against Borrower, or judgments or orders against Borrower, relating to any hazardous substances, hazardous wastes, discharges, emissions or other forms of pollution relating in any way to Borrower and there are no presently existing facts or circumstances likely to give rise to any such claim, investigation, litigation or administrative proceeding and any hazardous or toxic substances, within the meaning of any applicable statute or regulation, are presently stored or otherwise located on any of the real property leased or owned by Borrower or, to Borrower's knowledge, adjacent parcels of real estate, and, further within the definition of such statutes, no part of the real property leased or owned by a Borrower or, to Borrower's knowledge, adjacent parcels of real estate, including the groundwater located thereon, is presently contaminated by any such substance.

     3.6 Financial Data. The most recent audited and unaudited financial statements, as filed with the SEC, copies of which have been furnished to the Lender, fairly presents the financial condition of Borrower as of their respective dates and, subject to changes occurring in the ordinary course of business since their respective dates and to the transactions contemplated hereby, will represent on the Closing Date the financial condition of Borrower and the assets and liabilities and stockholders' equity of the foregoing. The most recent audited consolidated financial statements of Borrower (the "Audited Financial Statements"), as certified by Borrower's independent certified public accountants, true and correct copies of which have been delivered to the Lender, fairly present the financial condition of Borrower on a consolidated basis as of such date and for the periods covered and disclose all material liabilities of Borrower and its subsidiaries required to be disclosed in accordance with generally accepted accounting principles consistently applied. There have been no material adverse changes in Borrower's consolidated financial condition, business, existing or ongoing operations or properties since the date of the Audited Financial Statements. There have been no material adverse changes in Borrower's financial condition, business, existing or ongoing operations or properties since the date of the most recent unaudited financial statement or the Audited Financial Statements, respectively.

     3.7 Solvency. Borrower is solvent, will be able to pay its debts as they become due, has capital sufficient to carry on its business as presently conducted and as presently planned to be conducted and all businesses in which it is about to engage, and the Borrower, on a consolidated basis, own property having a value, determined both at fair valuation and at present fair saleable value, greater than the amount required to pay all of its consolidated Indebtedness.

     3.8 ERISA. Each plan maintained by Borrower complies with all material applicable requirements of ERISA and of the Code and with all material applicable rulings and regulations issued under the provisions of ERISA and the Code setting forth those requirements. Each Plan maintained by Borrower under or pursuant to which Borrower has any payment or other financial obligation or commitment is listed on Schedule 3.8 and except for such Plans, Borrower has no such obligations or commitments. To the best of Borrower's knowledge and belief, no reportable event (as defined in Section 4043(b), subdivisions (5) or (6) of ERISA or in 29 C.F.R. Sections 2615.21, 2615.22 or 2615.23) (a "Reportable Event") has occurred with respect to any Plan which is subject to title I of ERISA. Borrower has not engaged in any prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the code) (i) which has not been corrected within the correction period applicable to it under Section 502(i) of ERISA or Section 4975(f) of the Code or (ii) for which an exemption is not applicable or has not been obtained under Section 408 of ERISA or Section 4975 of the Code. Borrower has satisfied all of the funding standards applicable to such Plans under Section 302 of ERISA and Section 412 of the code, and the Pension Benefit Guaranty Corporation ("PBGC") and has not instituted any proceeding, and there exists no event or condition which would constitute grounds for the institution of proceedings, and there exists no event or condition which would constitute grounds for the institution of proceeds by PBGC, to terminate any Plan under Section 4042 of ERISA. There have been no material adverse changes in the Plans since the establishment thereof. Except as indicated on Schedule 3.8, Borrower is not a participant in a pension, health and welfare plan which is a Multiemployer Plan. Borrower is not a party to any action to terminate any Plan or has taken any action to terminate a plan.

     3.9 Title to Properties; Collateral. Borrower has good and marketable title to all of the Collateral. Borrower has good and sufficient title to its other properties and assets, including all properties and assets included in the Collateral or reflected as owned by it in the most recent unaudited financial statement or the Audited Financial Statements (except those assets disposed of since the date of the most recent unaudited financial statement or the Audited Financial Statements in the ordinary course of business for fair and adequate consideration) and necessary in its present or proposed business and operations. Borrower has all the rights, assets and properties, franchises, authorizations and approvals needed to conduct its business and operations as presently conducted or as contemplated herein and to perform its obligations under the Loan Documents. None of the real property or other properties or assets of any Borrower, is subject to any Lien except for Liens permitted by Section 5.2 or as set forth on Schedule 3.9.

     3.10 Investment Company Act. Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     3.11 Tax Returns. All federal, state and local income tax returns which are required to have been filed under any applicable law or regulation by or on behalf of Borrower for all of its taxable periods have been filed. All taxes, assessments, fees and other governmental charges as shown on said returns have been paid when due. Except as set forth on Schedule 3.11, Borrower knows of no proposed tax assessment against it, or any basis therefor. Borrower believes that the liability for taxes shown on the books of Borrower is adequate for the current year and all prior years. Borrower is not a party to or bound by any tax sharing or tax allocation agreement.

     3.12 Litigation. Except as listed in Schedule 3.12, there are no actions, proceedings or investigations pending or, to the best knowledge of Borrower, threatened (or any basis therefor known to it), against or affecting Borrower or any Subsidiary, or any order or judgment of any court or other judicial, governmental, administrative or regulatory authority by its terms applicable to Borrower, or a Subsidiary of Borrower, which (i) questions or arises out of the execution, delivery, performance or validity of any Loan Document, or arises out of the Collateral or any action taken or to be taken pursuant hereto or thereto or the transactions contemplated hereby or by any of the other Loan

Documents or any of the foregoing agreements, (ii) is applicable to or arises out of the existing, ongoing or proposed operations of Borrower or any Subsidiary of Borrower as contemplated by this Agreement, or (iii) involves any claim or claims (other than any claim or claims which are fully covered by insurance policies which are in full force and effect) in excess of $50,000.00 individually or in the aggregate or would if adversely determined has a material, adverse effect on the condition, financial or otherwise, of Borrower or a Subsidiary of Borrower.

     3.13 Other Agreements. Borrower, and each Subsidiary of a Borrower, has fully complied with the terms of, and neither Borrower nor any Subsidiary of a Borrower, is in default under or in breach of any agreement, indenture, contract, option to purchase, right of first refusal, undertaking, mortgage, lease, sublease, license, permit, franchise or commitment to which it is a party or by which it is bound or knows of any dispute regarding any agreement, undertaking, indenture, contract, mortgage, lease, sublease, license, permit or commitment or has received any notice of default thereunder.

     3.14 Patents, Licenses, Franchises, etc. Borrower and each Subsidiary of a Borrower owns or has adequate right to use all licenses, patents, patent applications, copyrights, service marks, trademarks and trade names necessary to conduct its business as heretofore conducted and as proposed to be conducted by it as contemplated herein.

     3.15 Financial Accounting Practices. Borrower and each Subsidiary of Borrower makes and keeps books, records and accounts which, in reasonable detail, accurately and fairly reflect its transactions and dispositions of its assets and a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management's general or specific authorization, (b) transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with generally accepted accounting principles and (ii) to maintain accountability for assets, (c) access to assets is permitted only in accordance with management's general or specific authorization and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     3.16 Employee Controversies. There are no strikes, or labor or other controversies pending or, to the best knowledge of Borrower threatened or anticipated between Borrower and any of its employees, or between any Subsidiary of Borrower and any of its employees, other than any in the ordinary course of business which are not, in any individual case or in the aggregate, material to the financial condition and business or proposed business of Borrower or such Subsidiary.

     3.17 Places of Business. As of the date hereof, the principal place of business and chief executive office of Borrower are as set forth in Section 8.3 hereof and the signature pages hereto. As of the date hereof, the books and records of Borrower and all of its records of account are located at the principal place of business and chief executive office of Borrower. Borrower conducts its business only from the locations, and the real property leased by the Borrower pursuant to the Leases are located only at the locations, listed on
Schedule 3.17.

     3.18 Other Names. The business of Borrower has not been conducted under any corporate, trade or fictitious name other than those names listed on Schedule 5.13.

     3.19 Indebtedness and Liabilities, Liens. Except for the Indebtedness and Guaranties listed on Schedule 3.19, neither Borrower nor any Subsidiary of a Borrower has any Indebtedness (except liabilities for trade payables incurred in the ordinary course of business, payment of which is not in default). Except for the Liens set forth on Schedule 3.19 or permitted under Section 5.2 hereof, neither Borrower nor any Subsidiary of a Borrower has created or granted or suffers to exist any Liens on its assets or properties.

     3.20 Investments. Except as disclosed in Schedule 12, neither Borrower nor any Subsidiary of a Borrower has any investment in any Person and is not engaged in any joint venture or partnership with any other Person.

     3.21 Adverse Contracts. Neither Borrower nor any Subsidiary of a Borrower is a party to, nor is Borrower or any Subsidiary of a Borrower nor any of its property subject to or bound by, any long term lease, forward sales or purchase contract or futures contract, covenant not to compete or other agreement which has an adverse effect or is likely to have an adverse effect on its financial condition, results of operations or business as presently conducted or proposed to be conducted.

     3.22 Fixed Assets; Insurance. Borrower and each of its Subsidiaries maintains the equipment, fixtures and real estate owned or leased by it (including the Subleases) in accordance with all applicable laws, rules, regulations and orders and in good working order. Each Borrower maintains insurance of such kind and in amounts necessary and appropriate in connection with its business and operations, as provided in Section 5.5 hereof, or required to be maintained pursuant to the terms of the Collateral Security Agreement.

     3.23 Accurate and Complete Disclosure. No representation or warranty made by Borrower under any of the Loan Documents and no statement made in any financial statement, certificate, report, exhibit or document furnished pursuant to or in connection with any of the Loan Documents is false or misleading in any material respect (including by omission of material information necessary to make such representation, warranty or statement not misleading). Borrower has disclosed to the Lender in writing all information known to it which adversely affects the business, existing or ongoing or proposed operations or financial condition of such Borrower and any Subsidiary of Borrower or the ability of the Borrower or of any such Subsidiary to perform their obligations under any Loan Document.

     3.24 Representations and Warranties in Collateral Security Documents; Survival. Borrower hereby confirms all representations and warranties made by Borrower in any of the Collateral Security Documents, which representations and warranties are hereby incorporated herein. All representations and warranties of any Borrower contained in this Agreement and any of the other Loan Documents shall survive the execution and delivery of this Agreement for as long as any Obligation of the Borrowers to the Lender and any other holder of the Indebtedness hereunder shall remain unpaid.

     Section 4. Affirmative Covenants. From the Closing Date for so long as the Credit Facility Note remains outstanding or any other Obligation of Borrower hereunder remains unpaid, Borrower, will, unless the Lender shall otherwise consent in advance in writing:

     4.1 Financial Statements. Keep proper books of record and account in which full and true entries will be made of all dealings or transactions of or in relation to the business and affairs of the Borrower, all Subsidiaries of the Borrower, and their businesses in accordance with generally accepted accounting principles consistently applied and will:

     (a) Furnish or cause to be furnished to the Lender:

          (i) as soon as available but within three (3) business days after a Responsible Officer of a Borrower shall have obtained knowledge of the occurrence of an Event of Default and/or an Unmatured Event of Default, the written statement of the chief financial officer, chief operating officer, chief executive officer or treasurer of Borrower setting forth the details of each such Event of Default or Unmatured Event of Default which has occurred and is continuing and the action which the Borrower propose to take with respect thereto;

          (ii) a copy of Borrower's quarterly report on Form 10-Q upon the earlier of: (a) its filing with the SEC or (b) within sixty (60) days after the end of the first three (3) fiscal quarters of each fiscal year of the Borrower accompanied at the end of each fiscal quarter by a certificate of a Responsible Officer of Borrower, addressed to the Lender, in each case substantially in the form of Exhibit I hereto (a "Compliance Certificate"), stating that no Event of Default and/or no Unmatured Event of Default has come to the attention of such Responsible Officer which was continuing at the end of such fiscal period or on the date of his certificate, or, if such an Event of Default or Unmatured Event of Default has come to his attention and was continuing at the end of such fiscal period or on the date of his certificate, indicating the nature of such Event of Default or Unmatured Event of Default and the action which such Borrower proposes to take with respect thereto;

          (iii) Upon the earlier of (a) its filing with the SEC or (b) within ninety (90) days after the end of each fiscal year, a copy of Borrower's
     Annual Report on Form 10-K, which shall include financial statements consisting in each case of consolidated statement of profit and loss and a consolidated balance sheet and statement of stockholder's equity of Borrowers and their Subsidiaries, as at the end of such fiscal year, commencing December 31 1996, certified (without adverse opinions, scope limitations or qualifications with respect to (A) the continuance of the Borrower and each of it's Subsidiaries, as going concerns and (B) departures from generally accepted accounting principles) by independent certified public accountants of recognized national standing and reputation selected by the Borrower and acceptable to the Lender and expressly acknowledging and permitting reliance thereon by the Lender, accompanied by
     (a) a certificate of Borrower's President and Chief Financial Officer addressed to the Lender stating that no Event of Default has come to their attention which was continuing at the end of such fiscal year or on the date of their certificate, or, if such an Event of Default has come to their attention, the certificate shall indicate the nature of such Event of Default and the action which the Borrower proposes to take with respect thereto and (b) the Compliance Certificates of Responsible Officers of the Borrower setting forth, in addition, in the applicable Compliance Certificates whether or not since the end of the prior fiscal year there has been any material adverse change in the condition (financial or otherwise), properties, business or results of operations of the Borrower and its Subsidiaries taken as a whole.

     (b) from time to time such other information regarding the business, affairs and financial condition of the Borrower and its Subsidiaries and as the Lender may reasonably request.

     4.2 Existence. Maintain (and cause each Subsidiary to maintain) its corporate existence in good standing under the laws of the jurisdiction of its incorporation and its right to transact business in each jurisdiction in which the character of the properties owned or leased by it or the business conducted by it makes such qualification necessary and the failure to so qualify would have, individually or in the aggregate, a material adverse effect on the business, existing or ongoing operations or financial condition of Borrower or any Subsidiary of Borrower.

     4.3 Compliance with Laws, etc. Comply with all applicable laws, rules, regulations and orders (including, without limitation, the Code and any applicable tax law, product safety law, occupational safety or health law, environmental protection or pollution control law, building regulations, hazardous waste or toxic substances management, handling or disposal law, and including any state, local or municipal health, or zoning laws and regulations) in all respects (including, but not limited to, compliance in respect of products that it manufactures, processes or sells or services it performs, the conduct of its business or use, maintenance or operation of the real and personal properties owned or possessed by it), such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its real or personal property except to the extent contested in good faith by appropriate proceedings with respect to which appropriate reserves have been established.

     4.4 ERISA. At all times maintain each of its Plans in compliance with all material applicable requirements of ERISA and of the Code and with all material applicable rulings and regulations issued under the provisions of ERISA and the Code and will not and not permit any of its ERISA Affiliates to (a) engage in any transaction in connection with which the Borrowers would be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, (b) fail to make full payment when due of all amounts which, under the provisions of any Plan, the Borrower is required to pay as contributions thereto, or permit to exist any accumulated funding deficiency (as such term is defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, or (c) fail to make any payments to any Multiemployer Plan that the Borrowers may be required to make under any agreement relating to such Multiemployer Plan or any law pertaining thereto.

     4.5 Assets and Insurance. At all times keep and maintain, and cause each Subsidiary of the Borrower to keep and maintain, all of its property and assets in good order and repair and to keep its assets and business covered by insurance with reputable and financially sound insurance companies against such hazards (including, without limitation, product liability and interruption of business operations) and in such amounts as is required by terms of any Collateral Security Document, any law or as is customarily maintained by Persons similarly situated. Without limiting the generality of the foregoing, the Borrower shall obtain, maintain and keep in full force and effect, with all premiums paid thereon, the following insurance with respect to any real property owned or leased by the Borrower (the "Real Property") and each Subsidiary (the "Real Property") and all fixtures, equipment and improvements located thereon (the "Improvements");

     (a) insurance upon all Improvements against loss or damage by fire, lightning and other risks customarily covered by standard "all risk" and extended coverage endorsements, together with theft, vandalism and malicious mischief endorsements, all in such amounts as may from time to time be reasonably required by the Lender, the Lender hereby agreeing that at this time a blanket policy in the amount of $6,000,000, covering each item of Real Property and the Improvements thereon, shall be sufficient;

     (b) comprehensive general public liability insurance against claims for bodily injury, death and/or property damage occurring in, on or about the Real Property or any part thereof, with combined single limit coverage satisfactory to the Lender (which shall initially be at least equal to $5,000,000.00 with respect to any one (1) person, accident or occurrence);

     (c) business interruption insurance covering the loss from a total or partial suspension of the Borrowers' business for a period of at least twelve
(12) months after the casualty;

     (d) insurance upon the Real Property and Improvements against such other casualties and contingencies as the Lender may from time to time reasonably require, in amounts acceptable to the Lender, all in such manner and form as may be satisfactory to the Lender.

     4.6 Government Authorizations; Third Party Consents, etc. Obtain and maintain, and cause each Subsidiary of the Borrower to obtain and maintain, in force all authorizations, consents, approvals, licenses, permits, franchises, exemptions and other actions by, and all registrations, qualifications, designations, declarations and other filings with, any government, governmental or other official body, agency or authority or any other Person or entity necessary or advisable in connection with execution and delivery of this Agreement or any other Loan Document, the consummation of the transactions herein or therein contemplated, or the performance of or compliance with the terms and conditions hereof or thereof, to ensure the legality, validity, enforceability and admissibility in evidence hereof or thereof (including those listed in Schedule 4.6 or as may be otherwise requested by the Lender) and to ensure that there is no adverse effect on the conduct of its business.

     4.7 Contracts. Comply, and cause each subsidiary to comply, with all agreements, contracts and documents, undertakings, commitments, franchises, licenses, permits or instruments to which it is a party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound.

     4.3 Change in Business. Continue, and cause each Subsidiary of the Borrower to continue, to engage in its business substantially as operated during the present and preceding year, except as otherwise contemplated herein, and not engage in any unrelated business.

     4.9 Litigation. Notify the Lender in writing of all litigation, proceedings or investigations before any governmental, administrative or regulatory agencies against or affecting Borrower or Subsidiary of a Borrower or any order or judgment of any court or other judicial, administrative or regulatory authority by its terms applicable to Borrower or Subsidiary of a Borrower which (a) in any way questions or challenges any of the Loan Documents, or (b) involves a claim in excess of $50,000.00 in any one instance or in the aggregate (other than a claim fully covered by insurance policies in full force and effect) or may have an adverse effect on the business existing, ongoing or proposed operations or financial condition of the Borrower, or any Subsidiary of the Borrower, stating the nature and status thereof.

     4.10 After Acquired Receivables. Promptly upon acquiring any accounts receivable or any rights or interests therein, whether now existing or hereafter acquired, arising out of in connection with the sale or lease of goods, the rendering of services or otherwise, cause such accounts receivable or such right or interest in such accounts receivable to be subject to a valid first priority Lien and perfected security interest in favor of the Lender in order to secure all liabilities and obligations of the Borrower under this Agreement, the Note and the other Loan Documents and Borrower shall execute and deliver financing statements, reasonably satisfactory to the Lender to effect the imposition of such Lien(s), and pay all costs in connection herewith. Such after acquired accounts receivable shall constitute Collateral hereunder.

     4.11 Sale of Assets. With respect to any sale of assets permitted hereunder and under the Collateral Security Documents, the proceeds of the sale or other disposition of assets shall be used only in the business and operations of the Borrower, subject to the terms and conditions of this Agreement.

     4.12 Obligations. The Borrower shall keep and maintain and perform each and every one of its agreements and obligations under this Agreement, the Note and the other Loan Documents and shall pay the Note in accordance in accordance with its terms.

     Section 5. Negative Covenants. From the Closing Date for so long as the Credit Facility Note remains outstanding or any other obligation of Borrower hereunder remains unpaid, Borrower and the Subsidiaries of the Borrowers will not:

     5.1 Indebtedness. Issue, create, incur, assume or become liable with respect to (or agree to issue, create, incur, assume or become liable with respect to), or permit to remain outstanding, any Indebtedness, except:

     (a) Indebtedness under the Note, this Agreement and the other Loan Documents; and

     (b) Funded Indebtedness permitted under Section 5.4 hereof.

     5.2 Liens. Create, incur, assume or suffer to exist, any Lien, or enter into, or make any commitment to enter into, any arrangement for the acquisition of any property through conditional sale, lease-purchase or other title retention agreements with respect to any property now owned or hereafter acquired by the Borrowers (including, without limitation, the other Collateral), except:

     (a) Liens in favor of the Lender securing Indebtedness now or hereafter owing to the Lender; and

     (b) Other Liens  existing on the Closing  Date  specifically  described  in
Schedule 10 and/or 11 (and not required to be released as a condition to any Loan Advances;

     5.3 Loans, Advances, Investments, Joint Ventures, Guaranties and Contingent Liabilities. Except for loans to employees not to exceed $25,000.00 in any single instance or $250,000.00 in the aggregate, make or permit to remain outstanding any loan or advance or extension of credit to any other Person or directly or indirectly guarantee, endorse, be or become contingently liable for or enter into any contract which is, in economic effect, substantially equivalent to a guaranty of the obligations of any other Person or own, purchase or make any commitment to purchase the securities of any corporation or own, purchase or make any commitment to purchase for cash or any consideration, any obligations, other securities, the business or integral part of the business of any other Person or enter into a joint venture or partnership with any other
Person, except by the endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

     5.4 Funded Indebtedness. Incur, assume, or in any manner become liable in respect of, any Indebtedness for borrowed money other than: (1) the Note; (2) Subordinated Debt with maturities no earlier than the Note; and (3) capitalized leases.

     5.5 Leases. Enter into leases, subleases, use or occupancy agreements as a tenant, lessee, subtenant or sublessee or sublessor, licensee or licenser, except with the prior written consent of Lender, which shall not be unreasonably withheld or delayed; no consent shall be required for leases for spaces leased for use only by Borrower's sales representatives and a new leased space for its headquarters.

     5.6 Disposition of Assets. Sell, convey, assign, transfer, lease (or enter into any commitment to do so) or otherwise dispose of all or any substantial or material part of its properties or assets or rights, tangible or intangible (whether in one or a series of transactions), except (a) sales to customers in the ordinary course of business for fair and adequate consideration, and (b) the leasing of personal property to any Subsidiary as lessee or sublessee in the ordinary course of business for fair and adequate consideration. Lender has been advised that Borrower's Dorotech Subsidiary is for sale.

     5.7 Merger and Consolidation; Charter Documents Capital Stock. Acquire all or substantially all of the assets of any other Person or merge or consolidate or enter into any analogous reorganization or business combination transaction with any other Person without Lender's written consent which consent shall not be unreasonably withheld or dissolve or liquidate its business or corporate or partnership existence, or make public or private offerings of its capital stock in excess of $8 million, or make any material amendment to its articles or certificate of incorporation or by-laws (a copy of any amendment thereof shall, in any event, be promptly delivered to the Lender).

     5.8 Transactions With Affiliates. Enter into or carry out any transaction with (including, without limitation, directly or indirectly, purchasing property or services from or selling property or services to or making loans or extensions of credit to) any Affiliate or any Control Person (including any corporation or partnership) of the Borrowers other than in the ordinary course of business.

     5.9 Other Business. Engage in any business unrelated to its current or proposed businesses as contemplated herein, engage in any transaction out of the ordinary course of business or engage in any transaction which adversely affects its ability to pay its Obligations hereunder or under the other Loan Documents or Section 5.6.

     5.10 Disposal of Collateral. Sell, lease, transfer or otherwise dispose of any of the Collateral to any Person except as expressly permitted in accordance with the terms of the Collateral Security Documents or Section 5.6 hereof.

     5.11 Compensation and Plans. Pay or provide any compensation, bonuses or fringe benefits to any of its officers or assume or incur any liability under any employee benefit plans or the Plans not in the reasonable course of business.

     5.12 Fiscal Year End. Change its fiscal year end from that in effect as of the Closing Date, without the prior written consent of Lender, which shall not be unreasonably withheld.

     5.13 Subsidiaries. Own, acquire or create any Subsidiary other than the Subsidiaries identified in Schedule 4 or a Permitted Subsidiary without the prior written consent of Lender, which shall not be unreasonably withheld. For purposes of this

Agreement,  a  "Permitted  Subsidiary"  shall  mean and  include a wholly  owned
Subsidiary of a Borrower formed following the Closing Date for a legitimate business purpose of Borrowers provided that such Subsidiary agrees in writing to be bound by the terms of this Agreement and the other Loan Documents.

     5.14 Other Names. Without fifteen (15) days prior written notice to the Lender conduct its business under any trade or fictitious name other than the duly registered names listed on Schedule 9.

     5.15 Restriction on Advances Under Credit Facility. Permit the Indebtedness to the Lender to exceed eighty percent (80%) of eligible accounts receivable net of reserves, established on the books of Borrowers. "Eligible Accounts Receivable" means, on any date of determination, those accounts receivable which are one hundred fifty (150) days past due or less, provided that if forty percent (40%) or more of an accounts receivable debtor's account balance is more than one hundred fifty (150) days past due, then no portion of the accounts receivable from such debtor shall be included in "Eligible Accounts Receivable." For the purposes of this Agreement, Borrowers' Subsidiaries' accounts are deemed ineligible accounts receivable.

     Section 6. Conditions Precedent.

     6.1 Initial Funding. The obligation of the Lender to make the Initial Funding on the Closing Date shall be subject to the satisfaction, on or before the Closing Date, of each and every one of the following conditions with respect to each of the Borrower:

     (a) The following documents, certificates and opinions, each in form and substance satisfactory to the Lender and its counsel, shall have been delivered to the Lender by the Borrower:

          (i) the Borrowing Request with respect to the initial Advance to be made hereunder, together with a letter of direction from the Borrower with respect to the disbursement of funds pursuant to the Initial Funding;

          (ii) the Credit Facility Note payable to the order of the Lender, duly executed by Borrower;

          (iii) Intentionally deleted

          (iv) the Collateral Security Agreement and all financing statements, agreements, and other instruments required by the Lender to create, perfect or continue the perfected status of such security interest or otherwise to effectuate the transactions contemplated by the Collateral Security Documents, with respect to which Borrower shall pay the fees or amounts to be paid as recording and filing fees or shall provide evidence reasonably satisfactory to the Lender of arrangements to pay the same;

          (v) completed requests for information or other evidence satisfactory to the Lender that the financing statements and other instruments delivered to the Lender pursuant to Section 6.1(a)(iv), have been filed in all appropriate filing offices, and that such filed financing statements perfect a security interest in favor of the Lender in the property described therein;

          (vi) a copy of the resolutions (duly adopted in accordance with the applicable requirements of law and the charter documents and by-laws of such corporation) of the Board of Directors of Borrower authorizing or ratifying the execution, delivery and performance of this Agreement, the Note, the Loan Documents and any other instrument or document hereunder or under any Loan Document to which such Borrower is a party and the transactions contemplated hereby and thereby, certified in each case by the Secretary or an Assistant Secretary of the corporation;

          (vii) a copy of a certificate signed by the Secretary or an Assistant Secretary of Borrower as to the incumbency and specimen signature of each person authorized to execute and deliver this Agreement, the Note, any of the other Loan Documents and any other instrument or agreement hereunder and under any other Loan Document;

          (viii) Intentionally deleted.

          (ix) Intentionally deleted.

          (x) a copy of the articles or certificate of incorporation of Borrower, as certified as of a recent date by the Secretary of State of its jurisdiction of incorporation and a copy of the certificate of the Secretary, an Assistant Secretary or authorized representative of Borrower certifying to the true and complete copies of its respective articles or certificate of incorporation and bylaws as amended to the Closing Date;

          (xi) certified copies of all documents evidencing all necessary consents or approvals by governmental authorities or of other Persons or entities with respect to the execution, delivery and performance of this Agreement, the Note, any other Loan Documents and the transactions contemplated hereby and thereby, as listed on Schedule 6 and all other consents and approvals as may be reasonably requested by the Lender;

          (xii) currently dated long-form certificates of the Secretary of State of the state of incorporation or organization of Borrower and each Subsidiary of a Borrower and of each jurisdiction in which either Borrower or such Subsidiary is qualified to do business, certifying as to the legal existence and good standing, of such Borrower and each such Subsidiary (this contingency may be fulfilled pursuant to Subparagraph 6.2);

          (xiii) a certificate of the chief executive or chief financial officer of Borrower certifying that (A) immediately prior to the Initial Funding, there has been no material adverse change in the financial condition, business, existing or ongoing operations or properties of the Borrower since the Borrower's last audited financial statement, (B) all representations and warranties set forth in Section 3 hereof are true and correct in all respects on the date of the Closing Date as though made on and as of the date of the Closing Date, (C) all covenants, agreements and obligations to be performed by or on behalf of the Borrower hereunder have been performed, and (D) on the date of Closing Date, after giving effect to the Initial Funding, no Event of Default or Unmatured Event of Default shall have occurred or will exist;

          (xiv) the written opinion of counsel to the Borrower, addressed to the Lender, as to the matters and to the effect set forth respectively in Exhibit E and F hereto;

          (xv) certificates of insurance with respect to the insurance referred to in Section 4.5 hereof, naming the Lender as additional named insured;

          (xvi) all other certificates, orders, authorizations, consents, affidavits, schedules, instruments, security agreements, financing statements, mortgages and other documents which are provided for hereunder in form and substance satisfactory to the Lender, or which the Lender may reasonably request.

     (b) The following conditions shall exist:

          (i) the Lender shall have received not later than five (5) Business Days preceding the Closing Date the Borrowing Request with respect to the Initial Funding;

          (ii) the Lender shall be reasonably satisfied as to the truth and accuracy of each of the matters set forth in the certificate referred to in
     Section 6.1(a)(xiii);

          (iii) payment shall have been made to, and received by, the Lender of all expenses of the Lender and by counsel to the Lender of the fees and expenses of counsel to the Lender as provided in Section 8.4 hereof or otherwise in the amounts requested by the Lender to be paid on the Closing Date; it is agreed that the fees for work performed by Lender's counsel in connection with the closing of the Loan shall be paid in the form of 4000 three year warrants of Borrower, exercisable at $3.00 per share;

          (iv) no litigation or other proceedings by or against Borrower shall have been commenced or threatened which would have a material adverse effect on Borrower or which seeks to prohibit the execution and delivery of this Agreement or any of the other Loan Documents or the transactions contemplated hereby or thereby;

          (v) no Event of Default or Unmatured Event of Default shall have occurred and be continuing under Section 7 hereof or under the terms of any Indebtedness of Borrower.

     6.2 Waiver of Initial Funding Conditions. In the event that any of the conditions contained in Section 6.1 or Section 6.3 hereof, as the case may be, shall not have been satisfied on the Closing

Date, the Lender may expressly waive or defer in writing any of said conditions in its sole discretion. Unless otherwise provided in writing, any such waived or deferred conditions must be fulfilled to the Lender's satisfaction within 30 days of the Closing Date, failing which an Event of Default shall be deemed to have occurred.

     6.3 Subsequent Loan Advances Under the Credit Facility Commitments and the Term Loan Commitments. After the Closing Date, the obligation of the Lender to make Loan Advances to the Borrower under the Credit Facility Commitments shall be subject to the satisfaction, on or prior to the date of the making of such Advance, of each and every one of the following conditions, in addition to the conditions set forth in Section 6.1 hereof:

     (a) With respect to each and every Loan Advance prior to the Credit Facility Commitment Termination Date:

          (i) The Lender shall have received a Borrowing Request in accordance with Section 2.1 hereof;

          (ii) No Event of Default or Unmatured Event of Default shall have occurred and be continuing or will exist upon making of the requested Loan Advance;

          (iii) Except as permitted by this Agreement or as otherwise consented to in writing by the Lender prior to the making of the Loan Advance, the representations and warranties contained in Sections 3.1 through 3.24, both inclusive, shall be true and correct in all respects with the same force and effect as if made on and as of the date of the requested Loan Advance except that (i) the representations and warranties contained in Section 3.6 shall pertain to the most recent financial statements furnished by the Borrowers to the Lender pursuant to Section 4.1, and (ii) the representations contained in Section 3.12 shall pertain to said representations and warranties as supplemented by information furnished by the Borrowers to the Lender pursuant to Section 4.9 hereof;

          (iv) The Lender shall have received a certificate of a Responsible Officer of each Borrower as to the matters set forth in Section 6.1(a)(xiii);

          (v) The Lender shall have received all additional Collateral Security Documents and instruments satisfactory to the Lender to perfect and continue its security interest in the Collateral, and all taxes and recording or filing fees with respect thereto shall have been paid or provided for by the Borrower; and

          (vi) The Lender shall have received all other certificates, orders, authorizations, schedules, instruments, financing statements and other documents in form and substance satisfactory to the Lender or which the Lender may reasonably request.

     Section 7. Events of Default; Remedies.

     7.1 Events of Default. "Event of Default" shall mean the occurrence or existence of one or more of the following events, whatever the reason, whether voluntary, involuntary or effected by operation of law, namely:

     (a) Default in the payment when due, whether by acceleration of maturity or otherwise, of any principal of the Credit Facility Note; or

     (b) Default in the payment when due, whether by acceleration of maturity or otherwise, of any interest on the Credit Facility Note or of any fee or other sum payable to the Lender under this Agreement or any other Loan Document; or

     (c) Default by either Borrower in the performance or observance of any agreement, covenant, condition, provision or term contained in Sections 4.2, 5.1, 5.2, 5.3, 5.4, 5.6, 5.7, 5.8, 5.9, 5.10, 5.11, 5.12, 5.13, 5.14 or 5.15 of
this Agreement; or

     (d) Default by Borrower in the performance of any other agreement, covenant, condition, provision or term contained in this Agreement (other than those set forth above in this Section 7.1) which shall remain unremedied for fifteen days or more; or

     (e) Any representation or warranty made by (i) Borrower herein, by any Person other than the Lender in any other Loan Document, or in any certificate, schedule, statement, report, notice or writing furnished by or on behalf of Borrower or other Person to the Lender, or (ii) any Subsidiary in any Loan Document or in any certificate, schedule, statement, report, notice or writing furnished by or on behalf of such Subsidiary to the Lender shall be untrue or misleading in any respect on the date as of which the facts set forth are stated or certified; or

     (f) Any creditor or representative of any creditor of Borrower or a Subsidiary of Borrower shall become entitled to declare any Indebtedness for borrowed money owing on any bond, debenture, note or other evidence of Indebtedness of Borrower or any Subsidiary thereof to be due and payable prior to its expressed maturity, whether or not such Indebtedness is actually declared to be immediately due and payable, or any such Indebtedness becomes due and payable prior to its expressed maturity by reason of any default by Borrower or any Subsidiary thereof in the performance or observance of any obligation or condition and such default shall not be promptly cured or waived, or any such Indebtedness becomes due by its terms and shall not be promptly paid or extended; or

     (g) Borrower, or any Subsidiary thereof, shall become insolvent or fail generally to pay its debts as they mature or shall apply for, consent to, or acquiesce in the appointment of a trustee, custodian or receiver thereof or the property thereof; or, in the absence of such application, consent or acquiescence, a trustee, custodian or receiver shall be appointed for Borrower, or any Subsidiary of Borrower or for any part of the property of either; or any Borrower, or any Subsidiary of a Borrower, shall make an assignment for the benefit of creditors; or

     (h)  Borrower,   or  any   Subsidiary  of  a  Borrower  is  voluntarily  or
involuntarily dissolved or is the subject of any bankruptcy, reorganization, debt arrangement or other proceedings under any bankruptcy or insolvency law; or any dissolution or liquidation proceeding shall be instituted by or against Borrower or any Subsidiary of a Borrower, and, if instituted against Borrower or any Subsidiary shall be consented to or acquiesced in by it, shall not have been dismissed within sixty days or a final order for relief shall have been entered against it; or

     (i) There shall be entered against Borrower or any Subsidiary thereof one or more judgments or decrees in an aggregate amount as to a Borrower and any Subsidiary at any one time outstanding in excess of $100,000, excluding those judgments or decrees that shall have been satisfied, vacated, discharged, stayed or bonded pending appeal within sixty days from the entry thereof or with respect to which (and to the extent that) the Person against which any such judgment or decree shall have been entered is fully insured (excluding applicable deductibles) and with respect to which the insurer has admitted not denied or disclaimed in writing its liability for the full amount thereof; or

     (j) Any execution or attachment shall be issued whereby any substantial part of the property of Borrower or any Subsidiary shall be taken or attempted to be taken and the same shall not have been vacated or stayed within sixty days after the issuance thereof; or

     (k) (i) A reportable event as defined in Section 4043(b), subdivision (4), of ERISA shall have occurred with respect to any Plan and the PBGC shall have determined that said agent constitutes or requires a termination of the Plan under Title IV of ERISA and at any time following thirty days after such determination the insured benefits payable under such Plan exceed the value of the assets of such Plan by more than $50,000.00; or

     (ii) A reportable event as defined in Section 4043(b), subdivision (5), of ERISA shall have occurred with respect to any Plan or application shall have been filed for a waiver of the failure to meet minimum funding standards under Section gl2 of the Code; or

     (iii) A reportable event as defined in Section 4043(b), subdivision (6), of ERISA shall have occurred with respect to any Plan; or

     (iv) Borrower or any of its ERISA Affiliates shall have engaged in any prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the Code) in connection with which such Borrower or any of its ERISA Affiliates would be subject to either a civil penalty assessed pursuant to either Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, in either case in an amount exceeding $50,000 and either (1) the prohibited transaction shall not have been corrected within the correction period applicable to it under Section 02(i) of ERISA or Section 4975(b) of the Code, or
(2) an exemption shall not be applicable or have been obtained under Section 408 of ERISA or Section 4975 of the Code; or

     (v) The PBGC shall have terminated any Plan under Title IV of ERISA or Borrower shall have received notice from the PBGC of the intention of the PBGC to terminate any Plan or to appoint a Trustee to administer any Plan, which notice shall not have been withdrawn within sixty days of the date thereof; or

     (vi) The maximum amount of liability that could be asserted against Borrower under Sections 4062, 4063 or 4064 of ERISA with respect to any Plan if such Plan terminated or with respect to any Plan terminated prior to the date hereof, shall exceed the value of the assets of such Plan allocable to such liability by more than $50,000; or

     (vii) Borrower or any of its ERISA Affiliates as an employer under a Multiemployer Plan, shall have made a complete or partial withdrawal from such Multiemployer Plan and the plan sponsor of such Multiemployer Plan shall have notified such withdrawing employer that such employer has incurred a withdrawal liability in an annual exceeding $100,000; or

     (l) Borrower or any Subsidiary is enjoined, restrained, or in any way prevented by the order of any court or any administrative or regulatory agency from conducting all or a material part of its business and such order shall not be vacated or stayed within twenty days after the issuance thereof; or

     (m) Default by Borrower or any Subsidiary in the performance of any agreement, covenant, condition, provision or term contained in any other Loan Document which is not cured within the cure period, if any, in such other Loan Document; or

     (n) Any Collateral Security Document shall, at any time, cease to be in full force and effect or shall be judicially declared null and void, or the validity or enforceability thereof shall be contested by Borrower or any Subsidiary of a Borrower executing the same, or the Lender shall cease to have a valid and perfected.

security interest having the priority contemplated thereunder in all of the Collateral described therein, other than by action or inaction of the Lender; or

     (o) [Intentionally deleted.]

     (p) There occurs any uninsured damage to, or loss, theft, or destruction of, any of the Collateral in excess of $100,000.00; or

     (q) Commencing with the third quarter of 1997, the Borrowers on a consolidated basis shall have had a net operating loss for any fiscal quarter and the Lender shall have given the Borrowers ninety (90) days' notice of his determination to treat such net operating loss as an Event of Default hereunder which notice shall be given not later than one-hundred and fifty (150) days after the end of the applicable quarter provided that Lender receives financials for said quarter as required hereunder, but no later than ninety (90) days from the end of the quarter; or

     (r) The Borrower shall terminate the employment of James J. Leto, unless Lender shall waive such default.

     7.2 Remedies. If (A) any Event of Default under Subparagraphs 7.1(f),(g) or
(h) shall occur, the Credit Facility Commitment of the Lender shall automatically terminate and the outstanding principal of the Credit Facility Note and all accrued interest thereon and all other obligations of the Borrower to the Lender under this Agreement, the Credit Facility Note and the other Loan Documents shall automatically become immediately due and payable, or (B) any other Event of Default shall occur (except for a default under Paragraph 7.1(d)) and be continuing after five (5) days written notice to Borrower, then the Lender may: (i) declare by written notice that the Credit Facility Commitment has been terminated, whereupon the Credit Facility Commitment and shall be terminated and (ii) declare the outstanding principal of the Credit Facility Note, the accrued interest thereon and all other obligations of the Borrower to the Lender under this Agreement, the Credit Facility Note and the other Loan Documents, to be forthwith due and payable, whereupon the Credit Facility Note, all accrued interest thereon and all such obligations shall immediately become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything in this Agreement, in the Credit Facility Note or the other Loan Documents to the contrary notwithstanding. In addition, upon the occurrence of an Event of Default, the Lender may enforce any and all rights under any Loan Documents, including, without limitation, the Collateral Security Documents.

     Upon the occurrence of an Event of Default, the Lender shall have, in addition to any other rights and remedies contained in this Agreement, the Credit Facility Note, or any of the other Loan Documents, all of the rights and remedies of a secured party under the Uniform Commercial Code of Virginia, Delaware and New York, or any other applicable laws, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by law. In addition to all such rights and remedies, the sale, lease or other disposition of the Collateral, or any part thereof, by the Lender after an Event of Default may be for cash, credit or any combination thereof, and the Lender may purchase all or any part of the Collateral at public or, if permitted by law, private sale, and in lieu of actual payment of such purchase price, may set off the amount of such purchase price against the Obligations hereunder and under the other Loan Documents then owing. Any sales of the Collateral may be adjourned from time to time with or without notice.

     Section 8. Miscellaneous.

     8.1 No Waiver. No failure on the part of the Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement, or the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or the other Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

     8.2 Accounting. Except as otherwise expressly provided herein or unless the Lender otherwise consents in writing, all financial statements furnished to the Lender under this Agreement, all computations and determinations required to be made pursuant to this Agreement shall be made in accordance with generally accepted accounting principles consistently applied. If any changes in accounting principles consistently applied or in practices from those used in the preparation of the audited financial statements referred to in Section 3.6 hereof are hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successor thereto or agencies with similar functions), which results in a change in the method of accounting in the financial statements required to be furnished to the Lender hereunder or in the calculation of financial covenants, standards or terms contained in any Loan Documents, the parties hereto agree to enter into negotiations to amend such provisions so as to reflect equitably such changes to the end that the criteria for evaluating Borrower's financial condition and performance will be the same after such changes as they were before such changes; if the parties fail to agree on the amendment of such provisions, the Borrower will continue to furnish financial statements in accordance with applicable accounting principles and practices in effect immediately prior to the Closing Date and to perform all financial covenants and observe all financial standards and terms in accordance with applicable accounting principles and practices in effect immediately prior to such changes.

     8.3 Notices. Except as otherwise specifically provided for herein, all notices and other communications provided for herein shall be in writing and faxed (with telephonic confirmation of receipt), sent by Federal Express or comparable overnight delivery service, mailed by registered or certified mail, postage prepaid, return receipt requested or delivered to the intended recipient at the "Address for Notices" specified below or on the signature pages hereof, as provided in this Section 8.3; or, as to any party, at such other address as shall be designated in writing by such party in a notice to the other parties:

          (i) if to the Lender:

              69 Spring Street
              Ramsey, New Jersey 07446
              Fax No.:           (201) 934-3617
              Telephone No.:     (201) 934-3750

              Copy to:

              Susan G. Kaufman, Esq.
              69 Spring Street
              Ramsey, New Jersey 07446

              Fax No:            (201) 934-3617
              Telephone No.:     (201) 934-3626

              (ii) if to the Borrower:

              Network Imaging Corp.
              500 Huntmar Park Drive
              Herndon, VA 20170-5100
              Fax No.            703-478-0147
              Tele No.           703-478-2260
                                    Attention: Chief Financial Officer

              with copies to:

              Julia A. Bowen, Esq.
              Network Imaging Corporation
              500 Huntmar Park Drive
              Herndon, Virginia 20170
              Telephone :        (703) 904-3109
              Fax:               (703) 478-0147

or at such other address, fax or telephone number as either of the Borrowers or the Lender may hereafter specify in writing for such purpose in a notice to the other specifically captioned "Notice of Change of Address", and be effective or deemed delivered or furnished (i) if given by mail, on the third Business Day after such communication is deposited in the mail, addressed as above provided,
(ii) if given by fax, when such communication is transmitted to the appropriate number determined as above provided in this Section 8.3 or on the signature pages hereof and the appropriate answer-back is received or receipt is otherwise acknowledged, (iii) if given by overnight delivery service, one Business Day following delivery thereof to an authorized representative of such service addressed as above provided, and (iv) if delivered personally, when so delivered to the Person or to the holder of the office specified as the Person or office holder to whose attention communications are to be given, except that notice of a change of address, telex, telecopier or telephone number, and notices to the Lender under Sections 2 and 7 hereof, shall not be effective, and materials furnished to the Lender pursuant to the terms hereof shall not be deemed furnished, until received, and, in the case of the Lender, such notices, pursuant to Sections 2 and 7 hereof, shall not be deemed received until physically received by the Lender.

     8.4 Expenses; Taxes; Attorneys' Fees; etc. Borrower agrees to pay or cause to be paid and to save the Lender harmless against liability for the payment of all out-of-pocket expenses, including, but not limited to, reasonable fees and expenses of counsel for the Lender incurred from time to time, (a) arising in connection with the preparation, execution, delivery and performance of this Agreement, the other Loan Documents and any other documents, instruments or transactions pursuant to or in connection herewith or therewith, whether incurred by the Lender before or after the Closing Date, (b) reasonable fees and expenses relating to any requested amendments, waivers or consents to this Agreement, the other Loan Documents or any other such documents, instruments or transactions, (c) fees and expenses arising in connection with the Lender's enforcement or preservation of rights under this Agreement or the other Loan Documents or any other such documents or instruments, including, but not limited to, such expenses as may be incurred by the Lender in the collection of the outstanding Credit Facility Note. The Borrower agrees to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter reasonably determined by the Lender to be payable in connection with this Agreement, the other Loan Documents or any other documents, instruments or transactions pursuant to or in connection herewith or therewith, and the Borrower agrees to save the Lender harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying such taxes, fees or impositions. All such expenses, taxes or attorneys' fees shall be payable to the Lender on thirty
(30) days notice to Borrower.

     8.5 Indemnification.

     (a) In consideration of the Credit Facility Commitment, the Borrower (provided that so long as the Borrower has undertaken and is pursuing the defense of any such action, suit or proceeding as hereinabove provided, all counsel fees and expenses incurred by Lender or such other Person in connection therewith shall be borne by Lender and Borrower shall have no obligation hereunder to reimburse Lender therefor) agree, to indemnify and defend the Lender, his agents or employees, from, and hold each of them harmless against, any and all losses, liabilities, claims, damages, deficiencies, interest, judgments, costs or expenses incurred by them or any of them arising out of or by reason of any investigation, litigation or other proceeding brought or threatened, arising out of or by reason of their execution of any Loan Documents and the transactions contemplated hereby and thereby, including, but not limited to, any use effected or proposed to be effected by either Borrower or any Subsidiary of a Borrower of the proceeds of the Loan Advances, but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Lender and its officers, agents and employees, including, but without limitation, amounts paid in settlement, court costs, and reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding. The Lender shall notify Borrower promptly (and in any event, within ten (10) Business Days) of its receipt of any claim by a third party of any matter as to which indemnification is sought under this Section 8.5. The Borrowers shall have the right to defend, compromise or settle any such action, suit or proceeding with counsel of its choosing reasonably acceptable to Lender.

     (b) All obligations of the Borrower under this Section 8.5 shall survive any termination of this Agreement or repayment of all Obligations.

     (c) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in clause (a) above is for any reason held to be unenforceable against the Borrower, or is otherwise unavailable, the Borrower and the Lender agrees to contribute to the aggregate losses, claims, judgments, costs, damages and liabilities (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Borrower from Persons other than the Lender who may also be liable for contribution, the Borrower hereby agree to seek contribution from such Persons) to which the Borrower and the Lender may be subject in such proportion as reflects not only the relative fault of the Borrower and the Lender, but also any relevant equitable considerations. In addition, the Borrower agree to reimburse the Lender and each other Person specified above in this clause (c) for all expenses (including reasonable legal fees) as they are incurred by the Lender or any such other Person in connection with Lender investigating, preparing or defending any such action or claim, whether or not in connection with pending or threatened litigation in which the Lender or any such other Person is a party; provided that so long as the Borrower has undertaken and is pursuing the defense of any such action, suit or proceeding as hereinabove provided, all counsel fees and expenses incurred by Lender or such other person in connection therewith shall be borne by Lender and Borrower shall have no obligation hereunder to reimburse Lender therefor. The indemnity, contribution and expense reimbursement obligations the Borrower has under this Section 8.5 shall be in addition to any liability the Borrower may otherwise have hereunder. For purposes of this clause (c), each Person, if any, who is an agent or employee of the Lender shall have the same rights to contribution as the Lender.

     8.6 Amendments, etc. Any provision of this Agreement may be amended, modified or waived only by an instrument or instruments in writing signed by the Borrower and the Lender, and any consent of the Lender hereunder must be in a writing signed by the Lender.

     8.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and endorsees except that Borrowers may not assign its rights or obligations hereunder or under the Credit Facility Note. Lender shall have the right to assign his obligations under this Agreement to a corporation, which may be a limited liability company, provided Lender shall guarantee such successor's obligations to make the advances hereunder.

     8.8 Marshalling; Payments Set Aside. The Lender shall be under no obligation to marshall any assets in favor of the Borrower or any other Person or against or in payment of the Credit Facility Note. To the extent that Borrower make a payment or payments to the Lender or the Lender enforces its security interests or exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy, insolvency or similar law, state or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

     8.9 Set-Off. In addition to any rights and remedies of the Lender provided by law, the Lender shall have the right, without prior notice to Borrower, any such notice being expressly waived by Borrower, upon the filing of a petition under any of the provisions of the federal bankruptcy act or amendments thereto, by or against, or the occurrence of an Event of Default with respect to, the making of an assignment for the benefit of creditors by, the application for the appointment, or the appointment, of any receiver of, or of any of the property of, the issuance of any execution against any of the property of, the issuance of a subpoena or order, in supplementary proceedings, against or with respect to any of the property of, or the issuance of a warrant of attachment against the property of Borrower, to set-off and apply against any Indebtedness, whether matured or unmatured, of the Borrower to the Lender, any amount owing from the Lender to the Borrower, at or at any time after, the happening of any of the above-mentioned events, and the aforesaid right of set-off may be exercised by the Lender against the Borrower or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receivers, or execution, judgment or attachment creditor of the Borrower, or against anyone else claiming through or against, the Borrower or such trustee in Bankruptcy, debtor in possession, assignee for the benefit of creditors, receivers, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by the Lender prior to the making, filing or issuance, or service upon the Lender of, or of notice of, any such petition, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena, order or warrant. The Lender agrees promptly to notify the Borrower, after any such set-off and application made by the Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

     8. 10 SUBMISSION TO JURISDICTION; WAIVER OF JURY AND BOND. BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF ESSEX, STATE OF NEW JERSEY, AND IRREVOCABLY AGREES THAT SUBJECT TO THE LENDER'S SOLE AND ABSOLUTE ELECTION, ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS AND EACH BORROWER WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING IN ANY SUCH COURT AND EACH WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT, AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY MAIL OR MESSENGER DIRECTED TO IT AT THE ADDRESS SET FORTH IN SECTION 8.3 HEREOF OR ON THE SIGNATURE PAGES HEREOF AND THAT SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT OR THREE (3) DAYS AFTER THE SAME SHALL HAVE BEEN POSTED TO THE BORROWER'S ADDRESS BY THE BORROWER'S AGENT AS SET FORTH BELOW. BORROWER HEREBY IRREVOCABLY APPOINTS NETWORK IMAGING

CORPORATION'S GENERAL COUNSEL OR SUCH OTHER PERSON AS THE BORROWER REASONABLY SELECT FOLLOWING WRITTEN NOTICE TO THE LENDER (OR IN THE EVENT THE BORROWERS FAIL TO SELECT A REPLACEMENT AGENT WITHIN TEN (10) DAYS OF THE DATE OF SUCH NOTICE SUCH AGENT AS THE LENDER SHALL SELECT), AS ITS AGENT FOR THE PURPOSE OF ACCEPTING SERVICE OR ANY PROCESS WITHIN THE STATE OF NEW YORK. ALL OF THE PARTIES HERETO ACKNOWLEDGE THAT THE EXPENSES AND TIME REQUIRED FOR A TRIAL BY JURY EXCEED THE EXPENSES AND TIME REQUIRED FOR A BENCH TRIAL AND THEREFORE, THE PARTIES HERETO WAIVE, TO THE EXTENT PERMITTED BY LAW, TRIAL BY JURY, AND WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF THE LENDER. NOTHING CONTAINED IN THIS SECTION 8 SHALL AFFECT THE RIGHT OF THE LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST EITHER BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

     8.11 Section Titles. The section titles contained in this Agreement shall be without substantive meaning or content of any kind whatsoever and shall not govern the interpretation of any of the provisions of this Agreement.

     8.12 Continuing Effect. This Agreement, the Lender's security interests in the Collateral and each other Loan Document shall continue in full force and effect as long as any Indebtedness hereunder shall be owed to the Lender, and (even if there shall be no Indebtedness outstanding) so long as the Credit Facility Commitment shall not have expired or been terminated.

     8.13 Reliance by the Lender. All covenants, agreements, representations and warranties made herein and in any other Loan Document by Borrower shall, notwithstanding any investigation by the Lender, be deemed to be material to and to have been relied upon by the Lender and shall survive the execution and delivery of this Agreement.

     8.14 Survival.  The obligations of the Borrower under Sections 8.4, 8.5 and
8.7 shall survive the repayment of the Credit Facility or the Term Note, as the case may be, and the termination of the Credit Facility Commitment.

     8.15 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

     8.16 Governing Law and Construction. This Agreement, the Note and each other Loan Document shall be governed by, and construed in accordance with, the laws of New Jersey. Whenever possible, each provision of this Agreement, the Note and each other Loan Document and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective and valid under such applicable law, but, if any provision of this Agreement, the Note or each other Loan Document or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement, the Note and each other Loan Document or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto. The parties shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with a valid provision the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision. In the event of any conflict within, between or among the provisions of this Agreement, the Note or any other Loan Document or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto, the provisions giving the Lender the greater right shall govern.

     8.17 Equitable Relief. Borrower recognizes that, in the event Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to the Lender and, accordingly, each Borrower agrees that each of the Lender, if the Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving irreparable damages.

     8.18 Entire Agreement This Agreement, including all exhibits and other documents attached hereto or incorporated by reference herein, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all other understandings, oral or written, with respect thereto.

     8.19 Further Assurances. Borrower agrees to do such further acts and things and to execute and deliver to the Lender such additional assignments, agreements, powers and instruments, as the Lender may reasonably require or deem advisable to carry into effect the purposes of this Agreement or to better assure and confirm unto the Lender its rights, powers and remedies hereunder.

     8.20 Highest Lawful Rate. Anything herein to the contrary notwithstanding, the obligations of the Borrower on the Note payable to the Lender shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent that contracting for or receipt thereof would be contrary to provisions of any law applicable to the Lender limiting the highest rate of interest which be lawfully contracted for, charged or received by the Lender.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



------------------------------
FRED KASSNER

Address for Notices:
69 Spring Street
Ramsey, New Jersey 07446

Fax No.:        (201) 934-3617
Telephone No.   (201) 934-3750
Attention: Fred Kassner

with copies to:

Susan G. Kaufman, Esq.
69 Spring Street
Ramsey, New Jersey 07446
Telephone No. (201) 934-3626

/s/ Fred Kassner
------------------------------
FRED KASSNER


Address for Notices:
69 Spring Street
Ramsey, New Jersey 07446

Fax No.:      (201) 934-3617
Telephone No. (201) 934-3750
Attention: Fred Kassner


with copies to:


Susan G. Kaufman, Esq.
69 Spring Street
Ramsey, New Jersey 07446 -
Telephone No. (201) 934-3626


NETWORK IMAGING CORPORATION

By: /s/  [illegible]
------------------------------
Name:
Title:

Address for Notices:
500 Huntmar Park Drive
Herndon VA 20170-5100
Telephone No. (703) 478-2660
Fax No.       (703) 478-0147
Attention: Jorge R. Forgues

with copies to:
Julia A. Bowen, Esq.
500 Huntmar Drive
Herndon, VA 20170-5100


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